Exhibit 10.46

TIDEWATER INC.

SUMMARY OF EXECUTIVE OFFICER BASE SALARIES AND

TARGET BONUS OPPORTUNITIES

	Annual Base Salary Levels		Target Bonus Opportunities As a Percentage of Base Salary
Name and Position	Fiscal 2009	Fiscal 2010	Fiscal 2009		Fiscal 2010(4)
Dean E. Taylor Chairman of the Board, President and Chief Executive Officer	$598,000	$615,940	120	%(1)	120%

J. Keith Lousteau Executive Vice President and Chief Financial Officer (through September 30, 2008)	$327,600	—	95	%(2)	—

Quinn P. Fanning Executive Vice President (Beginning July 17, 2008) and Chief Financial Officer (Beginning October 1, 2008)	$300,000	$309,000	67.3	(3)	95%

Jeffrey M. Platt Executive Vice President	$322,400	$332,072	95	%(3)	95%

Stephen W. Dick Executive Vice President	$318,240	$327,787	95	%(3)	95%

Bruce D. Lundstrom Executive Vice President, Secretary and General Counsel	$312,000	$321,360	90	%(3)	95%

Joseph M. Bennett Executive Vice President and Chief Investor Relations Officer	$250,000	$257,500	95	%(3)	95%

(1)	To be paid under the terms of the Executive Officer Annual Incentive Plan.

(2)	Due to Mr. Lousteau’s retirement during fiscal 2009, his bonus payment was made under his Retirement Agreement.

(3)	To be paid under the terms of the Management Annual Incentive Plan.

(4)	As in past years, the bonus will be based upon economic value added (“EVA”) and safety. In prior years, the bonus of the executive officers other than the chief executive officer included an individual performance component. In fiscal 2010, the bonus of the chief executive officer will also contain an individual performance component.

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